Exhibit 99.1

Cirrus Logic Reports Fiscal Q4 and FY 2003 Results

    AUSTIN, Texas--(BUSINESS WIRE)--April 30, 2003--Cirrus Logic, Inc. (Nasdaq: CRUS) today announced financial results for its fiscal fourth quarter and fiscal year 2003, ended March 29, 2003. Fiscal fourth quarter results were in line with the company's Jan. 22, 2003 guidance. All financial information contained in this release was prepared in accordance with generally accepted accounting principles
(GAAP).
    The company reported fourth quarter revenue of $52.1 million, down 14 percent from the $60.5 million reported in the third quarter. Fourth quarter gross margin was 51 percent, unchanged from the third quarter. Fourth quarter combined research and development and selling, general and administrative expenses were $34.8 million, a 13 percent reduction over the prior quarter on a comparable basis. In the fourth quarter, the company took a non-cash charge of $136.2 million related to the write-off of goodwill in accordance with SFAS 142 and to the impairment of intangible assets associated primarily with the previously announced closing of our wireless product line. Including this non-cash charge, the fourth quarter net loss was $152.8 million, compared with $12.2 million in the third quarter; net loss per share was $1.82, compared with a net loss per share of $0.15 in the prior quarter. Total cash at the end of the fourth quarter was $123 million, compared with $125 million at the end of the third quarter.
    "I am encouraged by the progress we made with recent new product introductions. While our sales performance met our fourth quarter guidance, our results were constrained by lower demand for some of our older mixed-signal products and the effects of the uncertain macroeconomic and geopolitical environment," said David D. French, president and CEO, Cirrus Logic, Inc.
    Fiscal year 2003 revenue was $262.0 million, compared with $411.0 million in fiscal year 2002. Fiscal year 2002 revenue included $129.4 million from magnetic storage products, a product line that Cirrus exited in July 2001. Gross margin in fiscal year 2003 was 50 percent, up from 24 percent in the prior year. The net loss decreased in fiscal year 2003 to $199.2 million from a net loss of $206.1 million in fiscal year 2002. Net loss per share was $2.39, compared with a net loss per share of $2.66 in the prior fiscal year.
    "In fiscal 2003, we maintained our leadership position for audio applications, our largest product category. While we made important technology strides in advancing our video product line in fiscal 2003, we were not able to capitalize on the expanding market for DVD players due to challenges in meeting the rigorous software quality requirements in this new market. We have made significant progress in this area and are working with customers on DVD player applications using our decoder products. In addition, the market for video recording products, PVR and DVD recorders, did not materialize as quickly as we had anticipated earlier in the year. We believe that we are well positioned for the emerging DVD recording market with our high-performance CS98200 DVD decoder family and CS92288 encoder product," said French.


   Recent Highlights

   -- Strengthened Cirrus' multi-channel audio mixed-signal leadership with the introduction of six new products, including

       -- two 24-bit highly integrated stereo codecs for a wide variety of high-end audio applications;

       -- the industry's highest-performing digital-to-analog converter, which supports super audio CD (SACD) and DVD-audio content;

       -- our flagship analog-to-digital converter, designed for cutting-edge audio applications; and

       -- two 24-bit audio analog-to-digital converters targeted at mainstream consumer products

   -- Enhanced Cirrus' high-performance commercial audio leadership with the announcement of

       -- our first semiconductor product, a digital audio network processor, based on CobraNet(TM) technology; and

       -- two new CobraNet licensing agreements, one with Innovative Electronic Designs, a leading manufacturer of commercial audio systems for airports and convention centers, and another with Harman Pro Group, which now extends the audio technology to the entire range of Harman's audio products

   --  Furthered our video position by

       -- shipping our first video semiconductor components for DVD+RW products in the fourth quarter, thereby expanding the list of video recording end-products we support from DVD Recorder products to Personal Video Recorders to PC USB add-on accessories; and

       -- announcing a licensing agreement with DivX Networks to incorporate its popular MPEG-4 video technology into Cirrus' new DVD processors.


    Outlook and Guidance

    "We believe that customers and distributors will continue to be cautious and closely manage their build plans, maintain short order lead times and very lean inventory levels," said French. "In the June quarter, we expect results to be further impacted by the previously announced expiration of our obligations to supply certain game console components. As customers move into production with our new audio and video components, especially our designs for the high-growth video recording market, we expect to see revenue growth return in the second half of calendar 2003."

    First Quarter FY04 (ending June 28, 2003)

    --  Revenue is expected to be $40 million - $45 million

    --  Gross margins are expected to be 48 percent - 50 percent

    -- Combined R&D and SG&A expenses are expected to total $34 million - $36 million

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, April 30, at 4 p.m. Central Time. Those wishing to join should dial (617) 847-3007 (pass code: Cirrus Logic) at approximately 3:50 p.m. Central Time. A replay of the call will be available starting one hour after the completion of the call until May 7, 2003. To access the replay, dial (617) 801-6888 (pass code:
593269). A live web cast of the conference call will also be available via the company's website at www.cirrus.com.

    Upcoming Investor Conferences

    Cirrus Logic management will be presenting at the JP Morgan Technology and Telecom Conference in San Francisco on May 7 at 11 a.m. Central Time, and in New York at the U.S. Bancorp Piper Jaffray Technology Conference on May 14 at 8:40 a.m. Central Time. Those wishing to listen to management's presentations can hear a live and/or an archived webcast via the company's website at www.cirrus.com.

    About Cirrus Logic

    Cirrus Logic is a premier supplier of high-performance analog, mixed-signal, and digital processing solutions for consumer entertainment electronics, automotive entertainment, and industrial product applications. Building on its global market leadership in audio ICs and its rich mixed-signal patent portfolio, Cirrus Logic targets audio, video, and precision mixed-signal applications in these growing markets. The company operates from headquarters in Austin, Texas with offices in California, Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.
    Except for historical information contained herein, the matters set forth in this news release, including our estimates of first fiscal quarter revenues, research and development and selling, general and administrative expense levels, and gross margin levels, and expectations regarding our revenue growth opportunities, are forward-looking statements that are subject to certain risks and uncertainties including such factors, among others, as overall conditions in the semiconductor market; the expansion of the consumer digital entertainment electronics market; the ability of the company to successfully realize the benefits of its acquisitions; the possible adverse impact of severe acute respiratory syndrome (SARS) on our business; the ability of the company to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the first fiscal quarter of 2004, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; pricing pressures; hardware or software deficiencies; a shortage of manufacturing capacity; the ability of the company to make continued substantial investments in research and development; the retention of key employees; the impact of restructuring charges, such as work force reductions and facility consolidations; asset impairment charges; and the risk factors listed in the company's Form 10-K for the year ended March 30, 2002, and in other filings with the Securities and Exchange Commission. The foregoing information concerning Cirrus Logic's business outlook represents our outlook as of the date of this news release, and Cirrus Logic undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise, except as required by law.

    Cirrus Logic is a trademark of Cirrus Logic Inc.

    Summary financial data follows:



                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                            (in thousands)


                                      Mar. 29,    Dec. 28,  Mar. 30,
                                        2003        2002      2002
                                      --------- ----------- ---------
ASSETS                                          (unaudited)
Current assets
Cash and cash equivalents             $110,964    $111,959  $140,529
Restricted cash                         11,844      12,844    12,807
Marketable equity securities               543         904     2,258
Accounts receivable, net                22,712      27,886    42,158
Inventories, net                        22,339      28,523    27,985
Other current assets                     8,293      18,564    18,196
                                      --------- ----------- ---------
    Total Current Assets               176,695     200,680   243,933

Property and equipment, net             35,321      38,393    36,549
Goodwill and intangibles, net           38,797     178,772   194,660
Other assets                             6,453       6,412     6,488
                                      --------- ----------- ---------
 Total Assets                         $257,266    $424,257  $481,630
                                      ========= =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued
 liabilities                           $43,089     $56,828   $73,711
Current maturities of long-term debt
 and capital lease obligations               -           -       566
Income taxes payable                    37,820      37,527    42,178
                                      --------- ----------- ---------
   Total Current Liabilities            80,909      94,355   116,455

Long-term obligations                   12,830      13,414     5,934

Minority interest in eMicro                  -         599     1,092

Stockholders' equity:
Capital stock                          867,976     867,519   862,729
Accumulated deficit                   (703,912)   (551,110) (504,699)
Accumulated other comprehensive
 income (loss)                            (537)       (520)      119
                                      --------- ----------- ---------
    Total Stockholders' Equity         163,527     315,889   358,149
                                      --------- ----------- ---------
        Total Liabilities and
         Stockholders' Equity         $257,266    $424,257  $481,630
                                      ========= =========== =========




                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                              (unaudited)
                 (in thousands, except per share data)

                                                Quarter Ended
                                       -------------------------------
                                        Mar. 29,   Dec. 28,  Mar. 30,
                                          2003       2002      2002
                                       ----------  --------- ---------

Net sales                                $52,145    $60,516   $82,769

Costs and expenses:
  Cost of sales                           25,778     29,361    42,414
  Research and development                19,467     21,886    28,103
  Selling, general and administrative     15,342     17,909    23,997
  Restructuring costs                      1,238      2,208     3,544
  Acquired in-process research and
   development expenses and
     amortization of acquired
      intangibles                          4,034      4,456     4,835
  Impairment of goodwill and other
   intangibles                           136,160          -         -
  Lease termination costs                  4,568          -         -
  Provision for doubtful accounts              -          -    73,074
                                       ----------  --------- ---------
       Total costs and expenses          206,587     75,820   175,967
                                       ----------  --------- ---------

Income (loss) from operations           (154,442)   (15,304)  (93,198)

Realized gain (loss) on marketable
 equity securities                          (238)         -         -
Interest income and (expense), net           644        542     2,950
Other income (expense), net                1,793     (1,886)     (284)
                                       ----------  --------- ---------
Income (loss) before income taxes and
 loss from discontinued operations      (152,243)   (16,648)  (90,532)
Provision (benefit) for income taxes         559     (4,435)  (10,370)
                                       ----------  --------- ---------

Income (loss) from continuing
 operations                             (152,802)   (12,213)  (80,162)

Loss from discontinued operations              -          -      (633)
                                       ----------  --------- ---------

Net income (loss)                      $(152,802)  $(12,213) $(80,795)
                                       ==========  ========= =========

Basic and diluted earnings (loss) per
 share:
  From continuing operations              $(1.82)    $(0.15)   $(0.97)
  Discontinued operations                      -          -     (0.01)
                                       ----------  --------- ---------
                                          $(1.82)    $(0.15)   $(0.98)
                                       ==========  ========= =========

Basic and diluted weighted average
 common shares outstanding                83,754     83,487    82,748





                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 (in thousands, except per share data)

                                                  Twelve Months Ended
                                                 ---------------------
                                                  Mar. 29,   Mar. 30,
                                                    2003       2002
                                                 ---------- ----------

Net sales                                         $261,999   $410,976

Costs and expenses:
  Cost of sales                                    129,757    314,227
  Research and development                          95,271    108,072
  Selling, general and administrative               73,661     94,778
  Restructuring costs                                8,633     10,923
  Acquired in-process research and development
   expenses and amortization of acquired
      intangibles                                   17,837     42,492
  Impairment of goodwill and other intangibles     136,160          -
  Lease termination costs                            4,568          -
  Provision for doubtful accounts                        -     73,074
                                                 ---------- ----------
       Total costs and expenses                    465,887    643,566
                                                 ---------- ----------

Income (loss) from operations                     (203,888)  (232,590)

Realized gain (loss) on marketable equity
 securities                                            215     10,967
Interest income and (expense), net                   2,467      8,091
Other income (expense), net                           (373)      (919)
                                                 ---------- ----------
Income (loss) before income taxes and loss from
 discontinued operations                          (201,579)  (214,451)
Provision (benefit) for income taxes                (3,818)   (10,370)
                                                 ---------- ----------

Income (loss) from continuing operations          (197,761)  (204,081)

Loss from discontinued operations                   (1,452)    (1,998)
                                                 ---------- ----------

Net income (loss)                                $(199,213) $(206,079)
                                                 ========== ==========

Basic and diluted earnings (loss) per share:
  From continuing operations                        $(2.37)    $(2.63)
  Discontinued operations                            (0.02)     (0.03)
                                                 ---------- ----------
                                                    $(2.39)    $(2.66)
                                                 ========== ==========

Basic and diluted weighted average common shares
 outstanding                                        83,445     77,552

    CONTACT: Cirrus Logic, Inc.
             David Allen, 512/851-4000
             InvestorRelations@cirrus.com